UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2011

MUSTANG ALLIANCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-148431	74-3206736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mustang Alliances, Inc.
410 Park Avenue, 15th floor
New York, NY 10022
Fax: (212) 504-2800

 (Address of principal executive offices)

(888) 251-3422

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March17, 2011, Eleizer Oppenheimer resigned from his position a director of Mustang Alliances, Inc. (the “Registrant”), a Nevada corporation, effective as of such date. Mr. Oppenheimer’s resignation is not due to a disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

In order to fill the vacancy caused by the resignation of Mr. Oppenheimer, the board of directors the Registrant (the “Board”) elected Mark Holcombe and Mendel Mochkin as members of the Board, to serve until their successors are duly appointed and qualified. The Board also elected Mr. Mochkin as Vice President of the Registrant to serve until his successor is duly appointed and qualified.

Mark Holcombe has over 20 years of natural resource industry and corporate finance experience. Mark is currently a Managing Director and Head of Asset Management for Madison Williams Advisors LLC. Since November 2007, Mark has been a director of Blacksands Petroleum, Inc. (BSPE), an SEC reporting company and was its president and chief executive officer between August 2009 and May 2010 as well as its Chief Financial Officer between September 2009 and September 2010.  Mark is the managing partner of Stirling Partners Limited since he founded it in 2006.  Between 2004 and 2006, Mark was the head of corporate development and private equity and chief compliance officer at GEM Global Equities Management, S.A., an emerging market hedge fund.  Mark was previously an investment banker at DLJ and ING Capital in New York. Since 2007, Mark serves on the board of Sandfield Ventures Corporation, PNG LNG Ltd. and Pacific LNG Operations LTD.  Mark holds a B.A. from Colgate University. Mark is registered with The Securities Commission of the Bahamas as a Securities Investment Advisor and holds a series 79 license in the U.S. Mark has attended continuing education classes at Royal School of the Mines at Imperial College in London and Colorado School of the Mines.

Mendel Mochkin was a founder of several successful companies in the Natural Resources and Digital Media sectors. In 2010, was a founder of Israel Land Development – Energy Company, that acquired licenses offshore Israel and completed an initial public offering on Tel Aviv Stock Exchange.  From 2007 to present, Mendel was a founder and Director of Avenue Energy Israel, operating the Heletz Oil Field, Israel’s only oil field. From 2005 to present Mr. Mendel has been a director and executive vice president of Avenue Group, Inc. (AVNU), an public company, where his duties include managing SEC compliance, recruiting management team, refocusing AVNU’s oil & gas strategy from international exploration to onshore exploitation. From 2004 to 2005, Mr. Mochkin was a Co-Founder and CEO of Energy Concepts International where he joined with founder and inventor to market QuickStab, an electric grid oriented voltage stability measurement program. From 2003-2004, Mr. Mochkin was the managing director of Optimize Media, an internet marketing outsourcing firm which he co-founded. From 2002-2003,  Mendel was part of the original management team that founded RooMedia, an early entry in the video streaming space. From 1992 to 1996, Mr. Mochkin studied Chassidic Philosophy and Judaic Law at Rabbinical College of Quebec and the Yeshiva College of Boston, receiving a Rabbinical ordination in 1996.

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Sternheim Employment Agreement

On March 22, 2011, the Registrant entered into an Employment Agreement with Leonard Sternheim (“Sternheim Agreement”), which memorialized the employment of Mr. Sternheim on a full time basis as its Chief Executive Officer. Pursuant to Steinheim Agreement, Mr. Sternheim will receive an annual salary of $120,000, which shall accrue from the date of Sternheim Agreement and to be paid at such time when the Registrant has adequate capital.  Steinheim Agreement also provides that if Mr. Sternheim employment is terminated without cause at any time during the term, the Registrant shall pay Mr. Sternheim his salary accrued through the date of termination.

Mochkin Employment Agreement

On March 22, 2011, the Registrant entered into an Employment Agreement with Mendel Mochkin (“Mochkin Agreement”), pursuant to which Mr. Mochkin was employed on a full time basis as the Registrant’s Vice President. Mockin Agreement provides for an annual salary of $120,000, which shall accrue from the date of Mochkin Agreement and to be paid at such time when the Registrant has adequate capital.  Mochkin Agreement also provides that if Mr. Mochkin’s employment is terminated without cause at any time during the term, the Registrant shall pay Mr. Mochkin his salary accrued through the date of termination.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.5	Employment Agreement dated March 22, 2011, between the Registrant and Leonard Sternheim

10.6	Employment Agreement dated March 22, 2011, between the Registrant and Mendel Mochkin

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC.

By:           /s/Leonard Sternheim
Name:      Leonard Sternheim
Title:        President and Chief Executive Officer

Date:  March 21, 2011

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